UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 6 Ordinary Shares, par value £0.001 per share	ADAP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On July 31, 2025, in connection with the consummation of the Transaction (as defined below), affiliates of Hercules Capital, Inc. (“Hercules”) were paid an amount equal to approximately $29.1 million (the “Payoff Amount”) in satisfaction of all of Adaptimmune Therapeutics plc’s (the “Company”) indebtedness owed to Hercules, including principal, accrued and unpaid interest, fees, costs and expenses payable under that certain Loan and Security Agreement, dated May 14, 2024, by and among the Company, Hercules and the other parties thereto (the “Loan Agreement”).

The Payoff Amount included (a) approximately $2.9 million as an end-of-term fee and (b) approximately $0.5 million as a pre-payment fee. Upon receipt of the Payoff Amount, Hercules discharged in full all of the Company’s and its subsidiaries’ obligations, covenants, debts and liabilities under the Loan Agreement and released all liens and security interests granted to Hercules to secure the obligations under the Loan Agreement.

The Loan Agreement was irrevocably terminated as of July 31, 2025.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 31, 2025, Adaptimmune Limited (“Seller”, a wholly-owned subsidiary of the Company and, together with the Company, “Adaptimmune”), completed the sale of the assets and rights related to Adaptimmune’s TECELRA, lete-cel, afami-cel and uza-cel cell therapies to USWM CT, LLC, a subsidiary of US WorldMeds Partners, LLC (such sale, the “Transaction”).

The unaudited pro forma financial information giving effect to the Transaction is filed as Exhibit 99.1 hereto.

Forward-looking Statements

This Current Report on Form 8-K, including the documents filed herewith or attached hereto and any related oral statements, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual events or results may differ materially from these forward-looking statements. Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “future,” “opportunity” “will likely result,” “target,” variations of such words, and similar expressions or negatives of these words are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such forward-looking statements include, but are not limited to, express or implied statements regarding: the proposed transaction and related matters; the impact of the proposed transaction on Adaptimmune’s share price; the anticipated benefits of the proposed transaction for Adaptimmune’s financial results and business performance; Adaptimmune’s targets, plans, objectives or goals for future operations, including those related to Adaptimmune’s products or product candidates, research and development, product candidate introductions and product candidate approvals as well as cooperation in relation thereto; projections of or targets for revenues, costs, income (or loss), earnings per share, capital expenditures, dividends, capital structure, net financials and other financial measures; future economic performance, future actions and outcome of contingencies such as legal proceedings; the assumptions underlying or relating to such statements; and other risks and uncertainties contained in Adaptimmune’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including Adaptimmune’s most recently filed Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and Adaptimmune undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following unaudited pro forma financial information of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2025.

•	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2024 and for the six months ended June 30, 2025.

•	Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: July 31, 2025	By:	/s/ Margaret Henry
Name: Margaret Henry
Title: Corporate Secretary